Exhibit 99.1

Appian Announces Second Quarter 2022 Financial Results

Second quarter cloud subscription revenue increased 34% year-over-year to $57.1 million

McLean, VA – August 4, 2022 – Appian (Nasdaq: APPN) today announced financial results for the second quarter ended June 30, 2022.

"Appian grew cloud subscription revenue 34% in Q2, exceeding our guidance. Appian's loyal customers, broad partner ecosystem, and efficiency-centric platform give us advantages in times of economic uncertainty," said Matt Calkins, CEO & Founder.

Second Quarter 2022 Financial Highlights:

•Revenue: Cloud subscription revenue was $57.1 million, up 34% compared to the second quarter of 2021. Total subscriptions revenue increased 35% year-over-year to $76.7 million. Professional services revenue was $33.4 million, an increase of 28% compared to the second quarter of 2021. Total revenue was $110.1 million, up 33% compared to the second quarter of 2021. Cloud subscription revenue retention rate was 116% as of June 30, 2022.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(42.7) million, compared to $(24.6) million for the second quarter of 2021. Non-GAAP operating loss was $(26.8) million, compared to $(17.6) million for the second quarter of 2021.
•Net loss and non-GAAP net loss: GAAP net loss was $(49.4) million, compared to $(23.8) million for the second quarter of 2021. GAAP net loss per share was $(0.68) for the second quarter of 2022, compared to $(0.34) for the second quarter of 2021. Non-GAAP net loss was $(33.4) million, compared to $(16.9) million for the second quarter of 2021. Non-GAAP net loss per share was $(0.46), compared to the $(0.24) net loss per share for the second quarter of 2021. GAAP and non-GAAP net loss for the second quarter of 2022 included $6.5 million, or $(0.09) per share, of foreign currency exchange losses. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA loss was $(25.0) million, compared to adjusted EBITDA loss of $(16.3) million for the second quarter of 2021.
•Balance sheet and cash flows: As of June 30, 2022, Appian had total cash and investments of $138.0 million. Net cash used in operating activities was $(29.7) million for the three months ended June 30, 2022 compared to $(6.6) million of net cash used in operating activities for the same period in 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian named a “Customers' Choice” again in 2022 Gartner® Peer Insights™ Voice of the Customer: Enterprise Low-Code Application Platforms.
•Italian Postal Service improves operational efficiency by 70% with Appian.
•Pepper Money’s SOLANA improves business volumes by 70% with the Appian Low-Code Platform.

•Appian announces 2022 “Excellence in Low-Code” award winners.
•Appian announces #lowcode4all.
•Appian names Bill McCarthy and Mark Lynch to Board of Directors.
•Appian names new Chief People Officer and new Senior Vice President of Industry Products and Solutions.
•Appian awarded $2.036 billion in damages against Pegasystems, Inc.

Financial Outlook:

As of August 4, 2022, guidance for 2022 is as follows:

•Third Quarter 2022 Guidance:

◦Cloud subscription revenue is expected to be between $60.8 million and $61.3 million, representing year-over-year growth of 30% to 31%.
◦Total revenue is expected to be between $115.0 million and $117.0 million, representing a year-over-year increase of 24% to 27%.
◦Adjusted EBITDA loss is expected to be between $(15.0) million and $(13.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.23) and $(0.20), assuming weighted average common shares outstanding of 72.5 million.

•Full Year 2022 Guidance:

◦Cloud subscription revenue is expected to be between $236.0 million and $238.0 million, representing year-over-year growth of 32% to 33%.
◦Total revenue is expected to be between $466.0 million and $470.0 million, representing a year-over-year increase of 26% to 27%.
◦Adjusted EBITDA loss is expected to be between $(53.0) million and $(50.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.91) and $(0.86), assuming weighted average common shares outstanding of 72.5 million.

Conference Call Details:

Appian will host a conference call today, August 4, 2022, at 4:30 p.m. ET to discuss Appian's financial results for the second quarter ended June 30, 2022 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (800) 715-9871 in the U.S. or (646) 307-1963 internationally (Conference ID: 7329632). Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (800) 770-2030 in the U.S. or (609) 800-9909 internationally with recording access code 7329632.

About Appian

Appian is the unified platform for change. We accelerate customers’ businesses by discovering, designing, and automating their most important processes. The Appian Low-Code Platform combines the key capabilities needed to get work done faster, Process Mining + Workflow + Automation, in a unified low-code platform. Appian is open, enterprise grade, and trusted by industry leaders. For more information, visit www.appian.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include non-GAAP net loss, non-GAAP net loss per share, and Adjusted EBITDA. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense and certain litigation-related expenses consisting of legal and other professional fees which are not indicative of our core operating performance and are not part of our normal course of business. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, the company believes removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) Other expenses, net, (2) interest expense, (3) income tax expense (benefit), (4) depreciation and amortization, (5) stock-based compensation expense, and (6) litigation expenses. The most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full year 2022, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 17, 2022 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$76,185	$100,796
Short-term investments and marketable securities	59,748	55,179
Accounts receivable, net of allowance of $1,401 and $1,400, respectively	120,424	130,049
Deferred commissions, current	26,792	24,668
Prepaid expenses and other current assets	31,515	26,781
Restricted cash, current	728	791
Total current assets	315,392	338,264
Property and equipment, net of accumulated depreciation of $16,845 and $14,106, respectively	38,539	36,913
Long-term investments	2,022	12,044
Goodwill	25,597	27,795
Intangible assets, net of accumulated amortization of $1,899 and $1,260, respectively	5,840	7,144
Right-of-use assets for operating leases	27,113	27,897
Deferred commissions, net of current portion	48,671	49,017
Deferred tax assets	2,035	1,025
Restricted cash, net of current portion	2,185	2,373
Other assets	2,235	2,047
Total assets	$469,629	$504,519
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,783	$5,766
Accrued expenses	16,378	15,483
Accrued compensation and related benefits	29,330	35,126
Deferred revenue, current	151,266	150,169
Operating lease liabilities, current	7,988	8,110
Other current liabilities	581	1,067
Total current liabilities	212,326	215,721
Operating lease liabilities, net of current portion	47,210	48,784
Deferred revenue, net of current portion	1,786	2,430
Deferred tax liabilities	85	209
Other non-current liabilities	3,162	3,458
Total liabilities	264,569	270,602
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 40,946,718 shares issued and outstanding as of June 30, 2022; 500,000,000 shares authorized and 39,964,298 shares issued and outstanding as of December 31, 2021	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of June 30, 2022; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of December 31, 2021	3	3
Additional paid-in capital	538,249	497,128
Accumulated other comprehensive loss	(3,157)	(5,687)
Accumulated deficit	(330,039)	(257,531)
Total stockholders’ equity	205,060	233,917
Total liabilities and stockholders’ equity	$469,629	$504,519

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Subscriptions	$76,668	$56,946	$160,388	$120,712
Professional services	33,395	26,053	63,941	51,142
Total revenue	110,063	82,999	224,329	171,854
Cost of revenue
Subscriptions	8,528	6,860	16,751	12,714
Professional services	24,765	18,975	47,563	36,650
Total cost of revenue	33,293	25,835	64,314	49,364
Gross profit	76,770	57,164	160,015	122,490
Operating expenses
Sales and marketing	56,166	40,520	102,192	76,504
Research and development	33,842	23,862	63,778	44,552
General and administrative	29,509	17,358	60,658	36,500
Total operating expenses	119,517	81,740	226,628	157,556
Operating loss	(42,747)	(24,576)	(66,613)	(35,066)
Other non-operating expense (income)
Other expense (income), net	6,153	(1,081)	6,940	1,812
Interest expense	60	80	134	161
Total other non-operating expense (income)	6,213	(1,001)	7,074	1,973
Loss before income taxes	(48,960)	(23,575)	(73,687)	(37,039)
Income tax expense (benefit)	394	250	(1,179)	373
Net loss	$(49,354)	$(23,825)	$(72,508)	$(37,412)
Net loss per share:
Basic and diluted	$(0.68)	$(0.34)	$(1.00)	$(0.53)
Weighted average common shares outstanding:
Basic and diluted	72,390	70,953	72,272	70,842

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue
Subscriptions	$249	$295	$428	$592
Professional services	1,330	865	2,387	1,506
Operating expenses
Sales and marketing	2,266	1,197	4,054	2,305
Research and development	3,063	1,069	5,377	2,084
General and administrative	2,240	1,172	3,845	6,005
Total stock-based compensation expense	$9,148	$4,598	$16,091	$12,492

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(72,508)	$(37,412)
Adjustments to reconcile net loss to net cash used by operating activities
Stock-based compensation	16,091	12,492
Depreciation and amortization	3,573	2,561
Bad debt expense	(1)	32
Change in fair value of available-for-sale securities	—	(31)
Deferred income taxes	(1,302)	(144)
Changes in assets and liabilities
Accounts receivable	12,132	16,720
Prepaid expenses and other assets	(5,334)	243
Deferred commissions	(1,777)	(7,340)
Accounts payable and accrued expenses	2,098	3,000
Accrued compensation and related benefits	(4,923)	2,808
Other current and non-current liabilities	(395)	(563)
Deferred revenue	2,990	(1,791)
Operating lease liabilities	(905)	52
Net cash used by operating activities	(50,261)	(9,373)
Cash flows from investing activities
Purchases of investments	(31,214)	—
Proceeds from investments	36,473	27,604
Purchases of property and equipment	(4,685)	(1,027)
Net cash provided by investing activities	574	26,577
Cash flows from financing activities
Proceeds from exercise of common stock options	25,030	2,089
Net cash provided by financing activities	25,030	2,089
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(205)	(476)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(24,862)	18,817
Cash, cash equivalents, and restricted cash at beginning of period	103,960	112,462
Cash, cash equivalents, and restricted cash at end of period	$79,098	$131,279
Supplemental disclosure of cash flow information
Cash paid for interest	$145	$173
Cash paid for income taxes	$524	$806
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$96	$—

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(42,747)	$(24,576)	$(66,613)	$(35,066)
Add back:
Stock-based compensation expense	9,148	4,598	16,091	12,492
Litigation expenses(1)	6,831	2,353	18,623	4,040
Non-GAAP operating loss	$(26,768)	$(17,625)	$(31,899)	$(18,534)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(49,354)	$(23,825)	$(72,508)	$(37,412)
Add back:
Stock-based compensation expense	9,148	4,598	16,091	12,492
Litigation expenses(1)	6,831	2,353	18,623	4,040
Non-GAAP net loss	$(33,375)	$(16,874)	$(37,794)	$(20,880)

Non-GAAP earnings per share:
Non-GAAP net loss	$(33,375)	$(16,874)	$(37,794)	$(20,880)
Weighted average shares used to compute net loss per share, basic and diluted	72,390	70,953	72,272	70,842
Non-GAAP net loss per share, basic and diluted	$(0.46)	$(0.24)	$(0.52)	$(0.29)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.68)	$(0.34)	$(1.00)	$(0.53)
Add back:
Non-GAAP adjustments to net loss per share	0.22	0.10	0.48	0.24
Non-GAAP net loss per share, basic and diluted	$(0.46)	$(0.24)	$(0.52)	$(0.29)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(49,354)	$(23,825)	$(72,508)	$(37,412)
Other expense (income), net	6,153	(1,081)	6,940	1,812
Interest expense	60	80	134	161
Income tax expense (benefit)	394	250	(1,179)	373
Depreciation and amortization	1,800	1,283	3,573	2,561
Stock-based compensation expense	9,148	4,598	16,091	12,492
Litigation expenses(1)	6,831	2,353	18,623	4,040
Adjusted EBITDA	$(24,968)	$(16,342)	$(28,326)	$(15,973)

(1) Consists of professional fees and other costs incurred in connection with two separate lawsuits, one involving an effort to enforce our intellectual property and the second related to reciprocal false advertising and related claims with a competitor.